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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   Form 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)  December 6, 2001


                    TRANSCOMMUNITY BANKSHARES INCORPORATED

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            (Exact name of Registrant as specified in its charter)



Virginia                              000-33355                 54-2032355
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(State or other jurisdiction     (Commission File No.)        (IRS Employer
of incorporation)                                         Identification number)


                 9025 Forest Hill Avenue, Richmond, VA  23235
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                   (Address of principal executive offices)



Registrant's telephone number, including area code (804) 320-6000


                                Not Applicable
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                (Former address of principal executive offices)
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Item 5.  Other Matters.
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         Effective November 28, 2001, the Company issued instructions to its transfer agent for the issuance of certificates for 102,650 shares of common stock of the Company subscribed for by the organizing directors of the Company and the organizing directors of the Company's two new proposed subsidiaries, Bank of Goochland, N.A. (in organization) and Bank of Louisa, N.A. (in organization). All such shares were subscribed for at a cash purchase price of $10.00 per share, and all subscriptions have been paid in full. All 102,650 shares, when issued, will be issued as restricted stock and the sale of such shares by the subscribers may only be made pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Act"), or an exemption from registration under the Act. Upon the issuance of these shares, the Company will have issued and outstanding 772,586 shares of common stock.

Item 7.    Financial Statements and Exhibits.
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(a)  Financial statements of businesses acquired-not applicable
(b)  Pro forma financial information-not applicable
(c)  Exhibits-not applicable

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         TRANSCOMMUNITY BANKSHARES INCORPORATED



                         By: /s/ Bruce B. Nolte
                            -----------------------------------
                             Bruce B. Nolte
                             President


Dated:  December 6, 2001

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